Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Advanced Materials Group, Inc. (the “Company”) on Form S-8 of our report dated February 27, 2007, on our audit of the consolidated financial statements of the Company as of November 30, 2006 and 2005, and for each of the periods then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended November 30, 2006.

/s/ Fei-Fei Catherine Fang, CPA

Fei-Fei Catherine Fang, CPA
Dallas, Texas
October 9, 2007